Exhibit 10.12

AMENDMENT NUMBER ONE

to

LETTER OF INTENT (“LOI”)

DATED JANUARY 13, 2003

by and between

FAGEN, INC. (“FAGEN”)

and

GOLDEN GRAIN ENERGY, LLC (“OWNER”)

This Amendment Number One is entered into this 1st day of October, 2003, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and Golden Grain Energy, LLC, an Iowa limited liability company (“Owner”).

Anything to the contrary contained in the LOI between the parties hereto, and in consideration of the mutual promises, covenants, and conditions contained in the LOI and contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that the terms and conditions of this Amendment Number One shall prevail.

The parties hereto agree as follows:

1.                                       Section 6 of the LOI is amended as follows:

In lines 3 through 5 of Section 6, delete sentence 2 of that Section and replace with the following:

Owner and Fagen agree that during the term of this Letter of Intent, Fagen agrees that it will not develop or construct another ethanol project or facility within 75 miles of New Hampton, Iowa, except one project identified to be greater than 50 miles from New Hampton, Iowa.

The other provisions of the LOI shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number One on the date set forth above.

FAGEN, INC.		GOLDEN GRAIN ENERGY, LLC
(Owner)

By	/s/ O. Wayne Mitchell	By	/s/ Walter Wendland

Title	Senior Vice-President	Title	President